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                                                                      EXHIBIT 21

Subsidiaries of United Community Banks, Inc.

Subsidiary                                                               State of Organization
----------                                                               ---------------------
United Community Bank                                                           Georgia

       United Community Insurance Services, Inc.                                Georgia

       Brintech, Inc.                                                           Florida

       Union Holdings, Inc.                                                     Nevada

             Union Investments, Inc.                                            Nevada


United Community Bank                                                       North Carolina

       Carolina Holdings, Inc.                                                  Nevada

             Carolina Investments, Inc.                                         Nevada


United Intellectual Property Holdings, Inc.                                     Nevada

United Community Capital Trust                                                 Delaware

United Community Capital Trust II                                              Delaware

United Community Statutory Trust I                                            Connecticut

Better Government Committee of United Community Banks, Inc.                     Georgia


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